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EXHIBIT 11            COMPUTATION OF PER SHARE EARNINGS

                   THREE MONTHS ENDED MARCH 31, 1995 AND 1994



                                                                     1995                1994
                                                                     ----                ----
 Primary earnings per share:
   Weighted average shares currently
     outstanding or as originally reported                         4,825,432            4,825,734

   Effect of dilutive stock options (A)                             -                    -
                                                                 -----------          -----------

                                                                   4,825,432            4,825,734
                                                                 ===========          ===========
   Net income                                                    $   806,000          $   950,000
                                                                 ===========          ===========

   Total earnings per share                                      $       .17          $       .20
                                                                 ===========          ===========


 Fully diluted earnings per share:

   Weighted average shares currently
     outstanding or as originally reported                         4,825,432            4,825,734
   Effect of dilutive stock options (B)                             -                    -
                                                                 -----------          -----------

                                                                   4,825,432            4,825,734
                                                                 ===========          ===========
   Net income                                                    $   806,000          $   950,000
                                                                 ===========          ===========

   Total earnings per share                                      $       .17          $       .20
                                                                 ===========          ===========



(A) Excludes the effect of stock options of 13,709 and 10,480 for 1995 and 1994.

(B) Excludes the effect of stock options of 15,732 and 10,480 for 1995 and 1994.